Exhibit 99.1

Report of Independent Registered Public Accounting Firm

Members

Strata Drilling, L.L.C. and Affiliate

We have audited the accompanying combined balance sheet of Strata Drilling, L.L.C. (an Oklahoma limited liability company) and Affiliate as of December 31, 2004, and the related combined statements of operations and members’ equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Strata Drilling, L.L.C. and Affiliate as of December 31, 2004, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Grant Thornton LLP

Oklahoma City, Oklahoma

September 21, 2005

Strata Drilling, L.L.C. and Affiliate

COMBINED BALANCE SHEETS

(Amounts in thousands)

	June 30, 2005	December 31, 2004
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$201	$378
Short-term investments	952	—
Trade receivables	1,053	407
Other	3	5

Total current assets	2,209	790

PROPERTY AND EQUIPMENT—AT COST
Drilling rigs and related equipment	5,868	5,574
Transportation, office, other equipment and building	1,351	1,295

	7,219	6,869
Less accumulated depreciation	1,012	1,249

	6,207	5,620

ASSETS HELD FOR SALE	—	6,626

	$8,416	$13,036

LIABILITIES AND MEMBERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$693	$337
Accrued liabilities
Payroll related	27	46
Deferred revenue and other	232	400
Current maturities of long-term debt	749	3,007

Total current liabilities	1,701	3,790

LONG-TERM DEBT, less current maturities	2,580	8,222
($699 and $1,067 to affiliates at June 30, 2005 and December 31, 2004)

COMMITMENTS AND CONTINGENCIES (NOTES E and F)

MEMBERS’ EQUITY
Members’ interest	6,439	3,746
Note receivable from member	(2,304)	(2,722)

	4,135	1,024

	$8,416	$13,036

The accompanying notes are an integral part of these statements

Strata Drilling, L.L.C. and Affiliate

COMBINED STATEMENTS OF OPERATIONS AND MEMBERS’ EQUITY

(Amounts in thousands)

	Six Months Ended June 30, 2005	Year Ended December 31, 2004
	(Unaudited)
REVENUES
Contract drilling	$2,996	$4,970
Rig mobilization	719	1,146

	3,715	6,116
EXPENSES
Contract drilling	1,965	3,570
Depreciation and amortization	272	392
General and administrative	781	1,144

	3,018	5,106

Income from operations	697	1,010

OTHER INCOME (EXPENSE)
Interest expense	(16)	(312)
Interest income	13	—
Gain on sale of assets	426	—
Other income	(15)	14

	408	(298)

Income from continuing operations	1,105	712

DISCONTINUED OPERATIONS
Income (loss) from operations of drilling rig sold (including gain on disposal of $3,211 for June 30, 2005)	3,174	542

NET INCOME	4,279	1,254

Members’ equity at beginning of year	1,024	3,003

Decrease (increase) in note receivable from member	419	(2,722)

Distributions	(1,587)	(511)

Members’ equity at end of year	$4,135	$1,024

The accompanying notes are an integral part of these statements

Strata Drilling, L.L.C. and Affiliate

COMBINED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

	Six Months Ended June 30, 2005	Year Ended December 31, 2004
	(Unaudited)
Cash flows from operating activities
Net income	$4,279	$1,254
Adjustments to reconcile net income to net cash used in operating activities
Depreciation and amortization	272	645
(Gain)/loss on sale of assets	(3,637)	—
Change in assets and liabilities
Short-term investments	(952)	—
Trade receivables	(340)	(438)
Prepaid expenses	—	79
Other assets	2	158
Accounts payable	356	144
Accrued liabilities	(187)	403

Net (used in) cash provided by operating activities	(207)	2,245

Cash flows from investing activities
Proceeds from the sale of equipment	10,885	—
Acquisition of property and equipment	(1,786)	(4,448)

Net cash provided by (used in) investing activities	9,099	(4,448)

Cash flows from financing activities
Proceeds from note payable	—	4,643
Principal payments on borrowings	(7,901)	(2,013)
Distributions	(1,168)	(253)

Net cash (used in) provided by financing activities	(9,069)	2,377

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(177)	174

Cash and cash equivalents at beginning of period	378	204

Cash and cash equivalents at end of period	$201	$378

Supplemental Disclosure of Cash Flow Information

Interest paid	$16	$312

The accompanying notes are an integral part of these statements

Strata Drilling, L.L.C. and Affiliate

COMBINED STATEMENTS OF CASH FLOWS-CONTINUED

(Information for the six months ended June 30, 2005 is unaudited)

(Amounts in thousands)

Supplemental Disclosure of Noncash Investing and Financing Activities

During 2004, certain members sold a combined 44% of their membership interests in the Company to an outside party. The Company issued notes payable to the sellers and obtained a note receivable from the buyer in the amount of $2,980. The Company makes payments on these notes payable and records a corresponding non-cash distribution to the buyer and reduction of note receivable from member. Non cash distributions and reductions of note receivable from member of $419 and $258 were recorded during the six-months ended June 30, 2005 and year ended December 31, 2004, respectively

During 2004, the Company and Affiliate also assumed and issued new debt in the amount of $4,251 related to the acquisition of rig equipment, a building and land.

Strata Drilling, L.L.C. and Affiliate

NOTES TO COMBINED FINANCIAL STATEMENTS

(Information as of June 30, 2005 and for the six months ended June 30, 2005 is unaudited)

(Amounts in thousands)

NOTE A—ORGANIZATION, NATURE OF BUSINESS AND SUMMARY OF ACCOUNTING POLICIES

Strata Drilling, L.L.C. (the “Company”) was formed on October 26, 2000 and provides contract drilling services to oil and gas exploration and production companies, primarily in Oklahoma. As a limited liability company, members have limited liability for the obligations or debts of the Company and the term of the Company will expire upon the sale of all or substantially all of the Company’s properties. The Company has an affiliate, Strata Property, L.L.C. (Affiliate), that is combined with the Company due to common control by members. All material intercompany accounts and transactions have been eliminated in the combined financial statements.

A summary of the significant accounting policies consistently applied in the preparation of the accompanying combined financial statements follows.

1. Cash and Cash Equivalents

The Company considers all highly liquid debt instruments purchased with a maturity of three months or less and money market mutual funds to be cash equivalents.

The Company maintains its cash and cash equivalents in accounts and instruments which may not be federally insured. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risks on cash and cash equivalents.

2. Investments

The Company determines the appropriate classification of its investments in debt and equity securities at the time of purchase and reevaluates such determinations at each balance sheet date. Debt securities are classified as held-to-maturity when the Company has the positive intent and ability to hold the securities to maturity. Debt securities for which the Company does not have the intent or ability to hold to maturity are classified as available-for-sale. Held-to-maturity securities are recorded as either short-term or long-term on the balance sheet based on contractual maturity date and are stated at amortized cost. Marketable securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities and are reported at fair value, with unrealized gains and losses recognized in earnings. At June 30, 2005 the Company had approximately $952 in trading securities.

Strata Drilling L.L.C. and Affiliate

NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED

(Information as of June 30, 2005 and for the six months ended June 30, 2005 is unaudited)

(Amounts in thousands)

NOTE A—ORGANIZATION, NATURE OF BUSINESS AND SUMMARY OF ACCOUNTING POLICIES – CONTINUED

3. Revenue Recognition

The Company earns contract drilling revenue under daywork contracts. Revenues on daywork contracts are recognized based on the days completed at the dayrate each contract specifies. Mobilization revenues and costs are deferred and recognized over the days of actual drilling.

Revenues arising from claims for amounts billed in excess of the contract price or for amounts not included in the original contract are recognized when billed less any allowance for uncollectibility.

Revenue from such claims is only recognized if probable that the claim will result in additional revenue, the costs for the additional services have been incurred, management believes there is a legal basis for the claims and the amount can be reasonably estimated. Historically, such claims have been immaterial as the Company has not billed any customers for amounts not included in the original contract.

4. Accounts Receivable

The majority of the Company’s accounts receivable are due from companies in the oil and gas industry. Credit is extended based on the evaluation of a customer’s financial condition and, generally, collateral is not required. Accounts receivable are due within 30 days and are stated at amounts due from customers, net of an allowance for doubtful accounts when the Company believes collection is doubtful. Accounts outstanding longer than the contractual payment terms are considered past due. The Company determines its allowance by considering a number of factors, including the length of time trade accounts receivable are past due, the Company’s previous loss history, the customer’s current ability to pay its obligation to the Company and the condition of the general economy and the industry as a whole. The Company writes off specific accounts receivable when they become uncollectible and payments subsequently received on such receivables are credited to the allowance for doubtful accounts. At June 30, 2005 and December 31, 2004 no accounts were evaluated as uncollectible.

5. Property and Equipment

Property and equipment, including renewals and betterments, are capitalized and stated at cost, while maintenance and repairs are expensed currently. Depreciation is provided in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives. The depreciable lives of drilling rigs and related equipment approximate 15 years. Depreciation is not commenced until rigs are placed in service. Once placed in service, depreciation continues when rigs are being repaired, refurbished or between periods of deployment. The depreciable life of other equipment and building, ranges from five to 30 years.

The Company reviews long-lived assets to be held and used for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. If the sum of the undiscounted expected future cash flows is less than the carrying amount of the assets, the Company recognizes an impairment loss based upon fair value of the asset.

Strata Drilling L.L.C. and Affiliate

NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED

(Information as of June 30, 2005 and for the six months ended June 30, 2005 is unaudited)

(Amounts in thousands)

NOTE A – ORGANIZATION, NATURE OF BUSINESS AND SUMMARY OF ACCOUNTING POLICIES – CONTINUED

6. Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures; accordingly, actual results could differ from those estimates.

7. Income Taxes

The Company and Affiliate, are limited liability companies, and are classified as partnerships for income tax purposes; accordingly, income taxes on net earnings are payable by the members and are not reflected in the financial statements.

NOTE B – MEMBERS’ EQUITY

During 2004, certain members of the Company entered into a transaction with a third party and sold a combined 44% of their membership interests for approximately $3 million. The purchaser of the membership interests issued a note receivable to the Company for the amount of the purchase price and the Company entered into notes payable agreements with the selling members for the same amounts. The note receivable to the Company contains required monthly principal and interest payments and is collateralized by the purchaser’s interest in the Company. The note receivable for members’ interest is reported as a reduction of members’ equity in the accompanying combined financial statements. In lieu of monthly payments the Company records a distribution to the member and a reduction to the note receivable. The notes payable from the Company to the members are also payable in monthly installments, which include principal and interest ranging from 6%-7.2%.

NOTE C – LONG-TERM DEBT

Long-term debt consists of the following at:	June 30, 2004	December 31, 2004

Note payable to bank in monthly installments of $103, including interest at prime plus 1% (6.25% at December 31, 2004), due in September 2007, collateralized by rig equipment, life insurance policy of member and all accounts receivable. The note was paid in full in 2005.	$—	$3,177

Strata Drilling L.L.C. and Affiliate

NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED

(Information as of June 30, 2005 and for the six months ended June 30, 2005 is unaudited)

(Amounts in thousands)

NOTE C – LONG-TERM DEBT-CONTINUED

Note payable to bank in monthly installments of $8, including interest at prime (6.25% and 5.25% at June 30, 2005 and December 31, 2004, respectively), due in February 2014, uncollateralized	760	770

Notes payable to members in monthly installments of $83 including interest ranging from 6% to 7.2%, due dates ranging from June 2006 to May 2014, collateralized by member’s interest	2,569	4,181

Note payable to an entity in monthly installments of $14, including interest at 4%, due in June 2005, collateralized by rig equipment. The note was paid in full in 2005.	—	84

Note payable to bank in monthly installments of $39, including interest at prime plus 2%(7.25% at December 31, 2004), due in December 2009, collateralized by rig equipment. The note was paid in full in 2005.	—	2,016

Note payable to an entity in monthly installments of $22, including interest at 6.7%, due in May 2008, collateralized by equipment. The note was paid in full in 2005	—	806

Note payable to an entity in monthly installments of $12, including interest at 6%, due in June 2006, collateralized by rig equipment. The note was paid in full in 2005.	—	195

	3,329	11,229

Less current maturities	749	3,007

	$2,580	$8,222

Strata Drilling L.L.C. and Affiliate

NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED

(Information as of June 30, 2005 and for the six months ended June 30, 2005 is unaudited)

(Amounts in thousands)

NOTE C – LONG-TERM DEBT-CONTINUED

Future maturities of long-term debt at December 31, 2004 are as follows:

Year ending December 31
2005	$3,007
2006	2,490
2007	2,801
2008	1,357
2009	761
Thereafter	813

$11,229

NOTE D – TRANSACTIONS WITH AFFILIATES

On May 24, 2004, the Affiliate entered into an agreement to purchase a 16-acre yard used for equipment storage and refurbishment of stacked rigs. The purchase price was approximately $1,038, which included the assumption of the outstanding indebtness of the seller in the amount of $773 and a note payable to the seller for $265. The Company made all of the principal and interest payments on the assumed debt for the six months ended June 30, 2005 and year ended December 31, 2004. Management fees of $300 and $360 were paid to two members for the six months ended June 30, 2005 and the year ended December 31, 2004, respectively.

NOTE E – COMMITMENTS AND CONTINGENCIES

During 2004 and 2005, the Company leased certain office space on a month-to-month basis. Payments made during the six months ended June 30, 2005 and the year ended December 31, 2004 totaled approximately $3 and $6, respectively.

From time to time, claims and lawsuits, incidental to the ordinary course of business, may be pending against the Company. In the opinion of management, all matters are adequately covered by insurance or, if not covered, are not expected to have a material effect on the Company’s consolidated financial position or results of operations.

Strata Drilling L.L.C. and Affiliate

NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED

(Information as of June 30, 2005 and for the six months ended June 30, 2005 is unaudited)

(Amounts in thousands)

NOTE F – DISCONTINUED OPERATIONS

On January 3, 2005, the Company completed the sale of one of its rigs for total cash proceeds of $10,465. The assets sold consisted primarily of one rig, additional rig components and other equipment, which the Company sold to realize the increased value of its drilling rig. The assets qualify as a component of an entity to be classified as held for sale and reported in discontinued operations in accordance with Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets”. The following is the revenue, net income and assets related to the rig included in the Company’s balance sheet at December 31, 2004 and the statements of operations for the six months ended June 30, 2005 and the year ended December 31, 2004:

	June 30 2005	December 2004
Revenue	$31	$2,111

Net (loss) income	$3,174	$542

Assets held for sale
Trade accounts receivable, net		$306
Property and equipment, net		6,320

		$6,626

NOTE G – SIGNIFICANT CUSTOMERS

For 2004, revenue from two customers was approximately 62% and 35% of total revenues and at December 31, 2004 all accounts receivable were from these two customers.

For the six months ended June 30, 2005, revenue from two customers was approximately 46% and 44% of total revenues and at June 30, 2005 all accounts receivable were from these two customers

Strata Drilling L.L.C. and Affiliate

NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED

(Information as of June 30, 2005 and for the six months ended June 30, 2005 is unaudited)

(Amounts in thousands)

NOTE H – SUBSEQUENT EVENTS

In July 2005, the Company’s members sold all of their membership interests in the Company and Affiliate to Bronco Drilling Company, L.L.C. (Bronco) an unrelated third party. The aggregate purchase price was $20,000, of which $13,000 was paid in cash and $7,000 was paid in the form of promissory notes issued to certain members. Included in the sale were two operating rigs, one rig that is currently being refurbished, related structures, equipment and components and a 16-acre yard in Oklahoma City, Oklahoma used for equipment storage and refurbishment of stacked rigs. The $7,000 outstanding principal of the promissory notes issued to certain members is automatically reduced by the amount of any costs and expenses Bronco pays in connection with the refurbishment of one of the rigs that was sold. The Company has agreed to complete the refurbishment of the rig on or before the end of 2005, subject to limited exceptions. Payment of the outstanding balance of the loan is due and payable upon completion of the refurbishment of this rig. The selling members have a security interest in this rig to collateralize the obligations under the notes. The outstanding principal balance on the notes does not bear any interest other than default interest in the event of a default.